EXCLUSIVE TRADEMARK LICENSE AND PRODUCT SUPPLY AGREEMENT


        THIS EXCLUSIVE TRADEMARK LICENSE AND PRODUCT SUPPLY AGREEMENT ( Agreement ), effective as of July 22, 1997, is made by and between CARALOE, INC. ( Licensor ), a Texas corporation, having its principal place of business at 2001 Walnut Hill Lane, Irving, Texas 75038, and NU SKIN INTERNATIONAL, INC. ( Licensee ), a Utah corporation, having its principal place of business at 75 West Center Street, Provo, Utah 84601.

                            W I T N E S S E T H:

        WHEREAS, Licensor and Aloe Commodities, Inc. ( ACI ) have previously entered into a Supply Agreement (the Supply Agreement ) for the sale by Licensor and purchase by ACI of bulk Aloe vera mucilaginous polysaccharide (a freeze dried Powder produced from the inner gel of Aloe vera L processed pursuant to U.S., Japanese and other patents) including one particular product (hereinafter referred to under the product name of Manapol or Manapol Powder) to be used as one of the ingredients in a drink or drinks manufactured by ACI a l s o containing other ingredients and substances (the ACI Manufactured Products ); and

        WHEREAS, Carrington Laboratories, Inc., a Texas corporation ( Carrington ), is the owner of the Trademark Manapol (the Mark having a Japan Trademark Number of 3,235,669) and has granted to Licensor a license to use the Mark and to license others to use the Mark on an exclusive and/or a non-exclusive basis; and

        WHEREAS, Licensee is desirous of obtaining from Licensor, and Licensor is willing to grant to Licensee, a license to use the Trademark Manapol (the Mark ) in connection with the advertising and sale of the ACI Manufactured Products and to use the Manapol Powder subject to the terms, conditions and restrictions set forth herein; and

        WHEREAS, Licensor and Licensee are mutually desirous of insuring the consistent quality of all products sold in connection with the Mark.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants, promises and agreement set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant, promise and agree as follows:

                                 Article 1

                                  LICENSE

        1.1 Terms and Conditions. Licensor hereby grants to Licensee the non-transferable right and exclusive license to use the Mark and associated product, (Manapol Powder), said product being more specifically defined by the specifications outlined in Exhibit A attached hereto and made part hereof, in connection with the manufacturing, labeling, advertising and sale of the ACI Manufactured Products manufactured and sold by ACI to Licensee during the term of this Agreement. During the term of this Agreement, Licensee shall have the exclusive right to use the Mark and Manapol Powder in connection with the ACI Manufactured Products in a drink or drinks that are intended for sale to the ultimate consumer in Japan; and Licensee shall not grant any other person or entity the right to use the Mark in connection with the labeling, advertising or sale of any drink(s) product intended for sale to the ultimate consumer in Japan, whether said drink(s) products are manufactured by ACI or by another manufacturer. Also, During the term of this Agreement, Licensee shall have the exclusive right to use the Manapol Powder in a drink(s) product that is intended for the sale to the ultimate consumer in Japan pursuant to the terms set forth herein whether or not manufactured by ACI.

        1.2 License Coterminous With Supply Agreement. The licenses granted by this Agreement shall run coterminously with the Supply Agreement, and any actions or events which shall operate to extend or terminate the Supply Agreement shall extend or terminate this Agreement simultaneously; upon mutual agreement between Licensee and Licensor.

        1.3 Sublicenses. Licensee shall not have the right without written permission from Licensor to grant sublicenses with respect to the licenses granted herein; however, Licensee may engage a third party or parties to make and affix labels for the ACI Manufactured Products in compliance with Articles 2, 3, and 4 hereof, and/or to distribute and sell the ACI Manufactured Products in compliance with the terms and conditions of this Agreement. Licensee shall be expressly obligated to ensure full compliance with all terms and conditions of this Agreement.

        1.4 Right of First Refusal. At any time during the term of this Agreement, Licensee shall have the right to obtain Mark and Manapol Powder use rights and/or licenses, for use in a drink(s) product as granted herein for the country of Japan, and for the countries of Taiwan, Hong Kong and Thailand; provided that said rights and/or licenses have not already been granted to a third party. In the event Licensor contemplates licensing said rights to a third party, it shall first offer said rights to Licensee for the same terms and conditions as set forth herein for Japan; and, in the event Licensee rejects said offer, Licensor shall then be free to grant said rights to the third party. Licensee shall have fifteen
   (15) days to accept or reject Licensor s offer.

                                 Article 2

                      CERTAIN OBLIGATIONS OF LICENSEE

        2.1 Representations by Licensee. Licensee shall not represent in any manner that it owns any right, title or interest in or to the Mark. Licensee acknowledges that its use of the Mark shall inure to the benefit of Licensor and shall not create in Licensee s favor any right, title or interest in or to the Mark; provided, however, that Licensee shall have the right, in order to promote and sell the ACI Manufactured Product(s), to advertise that it has the exclusive right, in Japan, to use the Mark and the Manapol Powder in drink(s) products in Japan .

        2.2 Discontinuation of Use of Mark and Manapol Powder. Upon the expiration or termination of this Agreement, Licensee will cease and desist from all use of the Mark and Manapol Powder in any manner and will not adopt or use, without Licensor s prior written consent, any word or mark which is confusingly or deceptively similar to the Mark, except that Licensee may continue to use the Mark and Manapol Powder under the terms and conditions of this Agreement in connection with any remaining supplies of the ACI Manufactured Products until such supplies are exhausted.

        2.3 Standards. All ACI Manufactured Products on which the Mark is used by Licensee shall be of consistent quality and shall meet or exceed all reasonable standards set by Licensor from time to time. Licensee shall have thirty (30) days from the receipt of written notice of any change in the reasonable standards to comply with any new requirements; provided, however, that Licensee shall not be required to rework or remake any packaging or works in progress

        2.4 Use of Trademark. Licensee shall not use the Mark except as specifically set forth herein. Without limiting the generality of the preceding sentence, Licensee shall not use the Mark in connection with the sale or advertising of any products other than the ACI Manufactured Products.


                                 Article 3

                           MANUFACTURING AND SALE

        3.1 Combination With Other Products. Licensee shall not combine or cause to be combined Manapol Powder with any product or substance in any manner which would violate any laws, rules or regulations of any state, federal or other governmental body.

        3.2 Compliance by Third Parties. Licensee shall take all steps reasonably necessary to ensure that its independent distributors and any other parties to whom it sells any of the ACI Manufactured Products for resale, do not relabel, repackage, advertise, sell or attempt to sell Manapol Powder or any of the ACI Manufactured Products in a manner that would violate this Agreement if done by Licensee.

                                 Article 4

                           LABELS AND ADVERTISING

        4.1 Regulatory Compliance of Labels and Advertising. All labels and advertising relating to the ACI Manufactured Products offered in connection with the Mark must strictly comply with all applicable laws, rules and regulations in Japan relating to the product ingredients.

        4.2 Mandatory Requirements. Licensee shall cause all labels, packaging, advertising and promotional materials used by it in advertising, marketing and selling any ACI Manufactured Product to c o n t ain (i) the Mark, (ii) a statement setting forth the concentration of Manapol Powder contained in such ACI Manufactured Product, and (iii) the following legend:

             Manapol

        As a right, not a mandatory requirement, NSI may print the Japanese patented number on its ACI Manufactured Products for sale to consumers in Japan.

        4.3 Claims by Licensee. Licensee hereby agrees not to make, or permit any of its employees or agents to make, and shall take all steps reasonably necessary to ensure its independent distributors do not make any claims of any properties relating to Manapol or Manapol Powder, unless such claims comply with the applicable laws, rules and regulations of Japan.

                                 Article 5

                                   ROYALTY

        5.1 Licensee agrees to pay to Licensor a royalty of twelve and one-half cents for the first 2,500,000 bottles of ACI Manufactured Product it purchases from ACI and ten cents ($0.10) per bottle thereafter.

        5.2 It is agreed to by Licensor that Licensee shall make the royalty payment to Licensor s agent, ACI, within thirty (30) days of receipt of an invoice from ACI for ACI s Manufactured Products (drinks) shipped to Licensee or Licensee s affiliate company. And it is the understanding of the parties that upon receipt of such payment, ACI shall immediately forward the total royalty payment due to Licensor to Licensor. Once Licensee issues payment for an invoice to ACI, it shall be relieved of further liability for the royalty on the products covered under the invoice and Licensor shall look to its agent, ACI, for payment.

        5.3 Payments made hereunder are to be paid in U.S. currency to ACI at the following address: 12901 Nicholson, Suite 370, Farmers Branch, Texas 75234, Attention :___________________.

        5.4 It is agreed that royalties paid on ACI Manufactured Products that are returned to ACI due to manufacturing defects, may be recouped by Licensee.



                                 Article 6

                                  MINIMUMS

        6.1 In order to maintain the exclusivity granted hereunder, Licensee agrees to purchase no less than 250,000 bottles of ACI Manufactured Products from ACI during the first contract year of this Agreement (July 15, 1997 to July 15, 1998). At least ninety (90) days before the end of the first contract year, the parties shall meet to mutually agree upon minimums for the second contract year. The same procedure shall thereafter be followed for the third contract year.

        6.2 In the event Licensee fails to meet the minimums set forth above, it will lose the exclusive rights granted herein but may continue to use the Mark and Manapol Powder in ACI Manufactured Products for the duration of this Agreement and under the same terms and conditions.

                                 Article 7

          INFRINGEMENT, REPRESENTATIONS, WARRANTIES AND INDEMNITY

        7.1 Infringement: If either the Manapol Powder patent or the Mark is infringed in Japan by a third party, Licensor shall, at its expense, take all steps it deems reasonably necessary in order to terminate or abate the infringement. Licensor shall defend Licensee against any claims of patent or trademark infringement resulting from Licensee s use of the Mark or the Manapol Powder in Japan as set forth herein. If any such actions are prosecuted to final judgment, Licensor shall pay such judgment or judgments including all costs of suit or suits, including reasonable attorney s fees.

        7.2 Patent Invalidity or Lapse: In the event the Japanese trademark registration for the Mark or the Japanese patent protection for the Manapol Powder, for use in a drink(s), is not maintained in Japan for whatever reason, including lapse of necessary patent fees or patent invalidity, then the royalties stated hereinabove for the continued use of the Mark and Manapol Powder in Japan under this Agreement shall terminate or Licensee may decrease its royalty by 50%.

        7.3 Warranties and representations: Licensee warrants and represents that (i) the party executing this Agreement is authorized to bind Licensee and that execution of this Agreement does not contradict or violate any law, ordinance, regulation, Article of Incorporation or By-Law of Licensee. Licensor warrants and represents that (i) the party executing this Agreement is authorized to bind Licensor, (ii) that it has exclusive right, title, and interest in the Japanese Manapol Powder patent and the Japanese Mark to enable it to grant the rights herein set forth and that it shall maintain such rights during the term of this Agreement, (iii) that there are no outstanding agreements, by it or its subsidiary companies, or any other entity, granting to any other person or entity any conflicting right relating to the rights herein granted,
   (iv) that it is under no contractual obligation, nor is it aware of any contractual obligation inconsistent with entering into this Agreement, nor is it a party to any agreement, the breach of which would have material and/or adverse effects on its ability to perform in accordance with this Agreement.

        7.4 Each party shall indemnify the other against, and hold the other party harmless, from any loss, expense or damage (including reasonable attorney s fees) that the other may suffer by reason of its breach of its respective representations and warranties made in this Agreement.

        7.5 Negation of Warranties, etc. Except as otherwise stated above, nothing in this Agreement shall be construed or interpreted as:

        (a) a warranty or representation by Licensor that any ACI Manufactured Products made, used, sold or otherwise disposed of under the license granted in this Agreement is or will be free of infringement or the like of the rights of third parties; or Powder

        (b) granted by implication, estoppel or otherwise any licenses or rights other than those expressly granted hereunder.

        7.6 Disclaimer. LICENSOR MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS AND FITNESS FOR A PARTICULAR PURPOSE, AND EXCEPT AS OTHERWISE PROVIDED FOR HEREIN, ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE USE, SALE OR OTHER DISPOSITION BY LICENSEE OR ITS CUSTOMERS, VENDORS OR OTHER TRANSFEREES, WITH RESPECT TO THE ACI MANUFACTURED PRODUCTS.

        7.7  Liability  of Licensee for Products.  Except as provided in
   Section 5.2, as between Licensor and Licensee, Licensee shall assume all financial and other obligations for the ACI Manufactured Products made for it and sold by it under this Agreement and Licensor shall not incur any liability or responsibility to Licensee or to third parties arising out of or connected in any manner with Licensee s products made or sold pursuant to this Agreement.

        7.8 I n demnity of Licensor. Licensee agrees to defend, indemnify and hold Licensor, its officers, directors, employees, agents, harmless against all claims, liabilities, demands, damages, expenses or losses arising out of or connected with its negligent use, sale or other disposition of ACI Manufactured Products.

        7.9 Trademark Infringement: Licensor shall, however, defend Licensee against any claims of trademark or patent infringement resulting from Licensee s use of the trademark Manapol or Manapol Powder in Japan.

                                 Article 8

                            TERM AND TERMINATION

        8.1 Term. Unless terminated earlier as provided for herein, this Agreement shall remain in full force and effect for a three (3) year period ending at midnight on July ___, 2000. This Agreement may be extended or renewed as provided in Section 1.2, by the written agreement of the parties, or for successive one year periods at Licensees sole discretion as long as Licensee continues to met the minimum purchase requirements set forth herein..

        8.2 Breach of Agreement. Except as provided in Section 8.3, if either party breaches any material provision of this Agreement and fails to cure the breach within thirty (30) days after receipt of written notice from the nonbreaching party specifying the breach, then the nonbreaching party may terminate this agreement upon written notice to the breaching party, which right of termination shall be in addition to, and not in lieu of, all other rights and remedies the nonbreaching party may have against the breaching party under this agreement, at law of in equity. Failure by either party to give notice of termination with respect to any such failure shall not be deemed a waiver of its right at a later date to give such notice if such failure continues or again occurs, or if another failure occurs.

        8.3  Immediate Termination.

        8.3.1 Licensor may immediately terminate this Agreement, upon written notice to Licensee, upon the occurrence of any one or more of the following events: (i) Licensee breaches any material p r ovision of Articles 2, 3, or 4; (ii) Powder(ii) Licensee voluntarily seeks protection under any federal or state bankruptcy or insolvency laws; (iii) a petition for bankruptcy or the appointment of a receiver is filed against Licensee and is not dismissed within thirty (30) days thereafter; (iv) Licensee makes any assignment for the benefit of its creditors; or (v) Licensee ceases doing business.

        8.3.2 Licensee may immediately terminate this Agreement, upon written notice to Licensor, upon the occurrence of any one or more of the following events: (i) Licensor breaches any material provision of Article 7, (ii) Licensor voluntarily seeks protection under any federal or state bankruptcy or insolvency laws; (iii) a petition for bankruptcy or the appointment of a receiver is filed against Licensor and is not dismissed within thirty (30) days thereafter; (iv) Licensor makes any assignment for the benefit of its creditors; or (v) Licensor ceases doing business.

        8.4 Survival of Provisions. In the event of termination, cancellation or expiration of this Agreement for any reason, Sections 2.2, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 9.1 and 9.2 hereof shall survive such termination, cancellation or expiration and remain in full force and effect.

                                 Article 9

                               MISCELLANEOUS

        9.1 Equitable Relief. A breach or default by Licensee of any of the provisions of Article 2, 3, and 4 hereof shall cause Licensor to suffer irreparable harm and, in such event, Licensor shall be entitled, as a matter of right, to a restraining order and other i n j unctive relief from any court of competent jurisdiction, restraining any further violation thereof by Licensee, its officers, agents, servants, employees and those persons in active concert or participation with them. The right to a restraining order or other injunctive relief shall be supplemental to any other right or remedy Licensor may have, including, without limitation, the recovery of damages for the breach or default of any of the terms of this Agreement.

        9.2 Confidentiality. No party to this Agreement or any person acting for or on behalf, including their respective attorneys, shall directly or indirectly reveal to any person any of the terms or conditions of this Agreement, or any fact or evidence which supports or relates to any of the allegations contained in the business relationship, or release any publicity or make any public statement with respect thereto, except as may be required by law or court
   o r d e r , or by the parties for the reasonable purposes of administration and the orderly continuance of its operations. In no event, will Licensor discuss this Agreement with the independent distributors of Licensee or its affiliate companies without first obtaining Licensee s prior written approval.

        9.3  Amendment.    This  Agreement  may be changed, modified, or
   amended only by an instrument in writing duly executed by each of the parties hereto.

        9.4 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto and supersedes any and all prior understandings, whether written or oral, with respect to the subject matter hereof.

        9.5 No Waiver. The failure of either party to insist upon strict performance of any obligation hereunder by the other party, irrespective of the length of time for which such failure continues, shall not be a waiver of its right to demand strict compliance in the future. No consent or waiver, express or implied, by either party to or of any breach or default in the performance of any obligation hereunder by the other party shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

        9.6 Notices. All notices required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made when personally delivered or when duly deposited in the mail, first class, postage prepaid, or when transmitted by prepaid telegram, and addressed to the applicable address first above written or such other address or addresses shall have theretofore specified in a written notice to the notifying party.

        9.7 Assignment. This Agreement or any of the rights or obligations created herein may be assigned, in whole or in part, by Licensor. However, this Agreement is personal to Licensee, and, unless otherwise stated herein, Licensee may not assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without Licensor s prior written consent, and any attempted assignment by Licensee not in accordance with this Section 9.5 shall be void.


        9.8 Relationship of Parties. Nothing contained herein shall be construed to create or constitute any employment, agency, partnership or joint venture arrangement by and between the parties, and neither of them has the power of authority, express or implied, to obligate or bind the three in any manner whatsoever.

        9.9 Remedies Cumulative. Unless otherwise expressly provided herein, the rights and remedies hereunder are in addition to, and not in limitation of, any other rights and remedies, at law or in equity, and the exercise or right or remedy will not be deemed a waiver of any other rights or remedy.

        9.10 Successor and Assigns. The provisions of the Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided., however, that the foregoing shall not be deemed to expand or otherwise affect the limitations on assignment and delegation set forth in Section 8.6 hereof, and except as otherwise expressly provided in this Agreement, no other person or business entity is intended to or shall have application of the laws of any other state or country.

        9.11 Headings.    The  headings  used  in this Agreement are for
   convenience of reference only and shall not be used to interpret this Agreement.

        9.12 Counterparts.    This Agreement may be executed in multiple
   counterparts, each of which shall be deemed an original and all of which will constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                 CARALOE, INC.

                                 By: __/s/_____________________________
                                 Name: _____________________________
                                 Its: ________________________________


                                 NU SKIN INTERNATIONAL, INC.

                                 By: __/s/_____________________________
                                 Name: _____________________________
                                 Its: ________________________________

                                 EXHIBIT A
       TO THAT CERTAIN EXCLUSIVE TRADEMARK LICENSE AND PRODUCT SUPPLY AGREEMENT DATED JULY 22, 1997 BY AND BETWEEN CARALOE, INC. AND NU
                          SKIN INTERNATIONAL, INC.




                   MANAPOL [R] POWDER PRODUCT SPECIFICATION


   Source:

        Freeze dried Powder produced from inner gel of Aloe Vera L.

   Processing:

        Patented: U.S. and other patents.

   Product Specifications:

        Appearance                    Fine white to beige Powder
        Complex carbohydrates         + - 30% of soluble fraction
        Moisture                      + - 14%
        Residue on ignition           + - 16%
        Microbiological purity        Meets U.S.P. specifications
        Gel Points                    approximately 240 mg/oz
        Viscosity (cP) @ 4 mg/ml      approximately 40
        Total acid value
         (as malic acid)              approximately 0.7% by AOAC method
        Fiber content (>5 um)         + - 60%